SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2006

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On March 15, 2006, the Company and certain of its selling stockholders, including FP-Ultra Clean, L.L.C. (“FP-Ultra Clean”), completed the previously announced public offering of shares of the Company’s common stock. In connection with the offering, the underwriters exercised in full their option to purchase additional shares from the selling stockholders to cover overallotments. FP-Ultra Clean sold an aggregate of 4,862,500 shares of the Company’s common stock in the offering and now holds approximately 23.0% of the Company’s outstanding common stock. As a result, the Company has ceased to be a “controlled company” within the meaning of the National Association of Securities Dealers Rule 4350(c)(5). In addition, the Company is no longer subject to certain restrictions contained in a stockholders’ agreement between the Company and FP-Ultra Clean regarding actions that could be taken by the Company only with the approval by FP-Ultra Clean. These actions included:

  mergers, acquisitions or certain sales of assets;
  any liquidation, dissolution or bankruptcy;
  issuances of securities;
  determination of compensation and benefits for our chief executive officer and chief financial officer;
  appointment or dismissal of any of the chairman of our board of directors, chief executive officer, chief financial officer or any other executive officer in any similar capacity;
  amendments to the stockholders’ agreement or exercise or waiver of rights under the stockholders’ agreement;
  amendments to our charter or bylaws;
  any increase or decrease in the number of directors that comprise our board of directors;
  the declaration of dividends or other distributions;
  any incurrence or refinancing of indebtedness in excess of $10 million;
  approval of our business plan, budget and strategy; and modification of our long-term business strategy.

     However, FP-Ultra Clean will continue to retain certain rights. Under the stockholders’ agreement, FP-Ultra Clean has the right to nominate a number of directors that decreases in relation to the proportion of outstanding shares of the Company’s common stock held by FP-Ultra Clean. For example, as long as FP-Ultra Clean holds at least 20% of the Company’s outstanding shares of common stock, FP-Ultra Clean retains the right to nominate one-fourth of the members of the Company’s board of directors and designate one-fourth of the members of each committee of the Company’s board of directors. In addition, as long as FP-Ultra Clean holds any shares of the Company’s common stock, it will retain the right to receive financial information, monthly management reports, reports from the Company’s independent public accountants and such additional information regarding the Company’s financial position or business as FP-UItra Clean reasonably requests.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	March 15, 2006	By:	/s/ Jack Sexton

			Name:	Jack Sexton
			Title:	Vice President and Chief Financial Officer